Exhibit 99

Media Contact: Mark Stanton
(602) 799-2401

For Immediate Release

SKYE Receives United States Patent for Modular Tankless Water Heater

Patent covers the Core Technology in SKYE’s new FORTIS™ line of Tankless Electric Water Heaters

Chandler, ARIZ. (May 25, 2006) - SKYE International, Inc. (OTCBB: SKYYE) (OTCBB: SKYY) today announced that its wholly owned subsidiary, Ion Tankless, Inc., received patent publication notice for its Modular Tankless Water Heater technology. The new patent was issued as patent 7,046,922 on May 16, 2006 by the United States Patent and Trademark Office.

According to Thomas Kreitzer, President of SKYE International, this patent is the first in what is expected to be several patents to be issued to Skye in connection with research and development initiatives commenced in October 2004 to develop new and innovative water heating technologies. Mr. Kreitzer went on to explain that this exciting announcement comes just shortly after SKYE’s recent news regarding a Manufacturing Services Agreement with Jabil Circuit, Inc. (NYSE: JBL) for the production of the FORTIS™ line of tankless water heaters.

“This Patent is a major milestone for our company, which furthers the marketability of this important and greatly anticipated line of tankless electric water heaters,” Kreitzer said. “We are excited to share this news with all of our investors, suppliers and vendors as it further emphasizes the significance of how innovation and hard work can bring great success,” Kreitzer said.

“FORTIS™ is positioned to set a new industry standard with this breakthrough technology,” Kreitzer said. “And now that SKYE has the FORTIS™ in production, we anticipate that it will be available in the marketplace as early as this summer,” he said.

Tankless electric water heaters have been popular in Europe and Asia and industry leaders believe that demand in the U.S. market will be substantial because of the many advantages of tankless water heaters. Some of the advantages include functional capabilities greater than traditional water heaters, as well as significant economic and safety benefits.

There are more than 10 million water heaters replaced every year in North America, and millions more are installed in the new homes constructed each year in the United States. The market is enormous and ready to move away from old technology to a better, advanced and more efficient water heating process.

Kreitzer explained that tankless electric technology is superior in every way - from its space saving design and energy conservation to providing American families with the convenience of virtually endless hot water.

About SKYE

SKYE International, Inc. designs innovative consumer appliances and products with leading edge technology and unparalleled functionality. SKYE’s mission is to provide North American homes with better choices for everyday living by creating useful, multi-generational lifestyle products delivering reliability, innovation, functionality and ecological responsibility.

For more information call 1-877-888-SKYE or visit www.skye-betterliving.com

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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